                                                               Exhibit 4.4


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                           NUANCE COMMUNICATIONS, INC.

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

     THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth, OnStar Corporation (the "HOLDER"), is entitled to subscribe for and purchase up to 100,000 shares of common stock (as adjusted pursuant to Section 4 hereof, the "SHARES") of Nuance Communications, Inc., a Delaware corporation (the "COMPANY"), at the Warrant Price defined below.

     1.   Warrant Price; Term; Vesting.

          (a) Warrant Price. The Warrant Price is $138.50, the fair market value of the Company's common stock as quoted as of the close of the Nasdaq Stock Market on August 2, 2000 (the day the Company and the Holder signed the definitive agreement governing the license of certain of the Company's software to the Holder (the "AGREEMENT") attached hereto as Appendix 1).

          (b) Term; Termination. Subject to Section 1(c) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time during the period of time beginning on the date the Holder and Company sign this Warrant, and ending two years after the execution of the Agreement as defined above.

          (c) Vesting. This Warrant does not vest, and the Holder of this Warrant will not have the right to exercise this Warrant to acquire any of the Shares, until the Holder (upon mutual agreement with the Company) issues a press release announcing the Agreement in the form attached as Exhibit A (the "PRESS RELEASE"), provided, however, if the Press Release is not issued by March 1, 2001, such warrant shall not vest and the Holder shall have no further rights to the Shares.

          (d) Registration Rights The Company agrees that the Holder shall, concurrently with the execution hereof, become a party to the October 1, 1999 Amended and Restated Investor Rights Agreement (the "RIGHTS AGREEMENT") providing Holder the equivalent registration rights provided to the parties to the Rights Agreement with the Shares deemed Registrable Securities as defined in the Rights Agreement.

     2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Sections 1 and 9 hereof, the purchase right represented by this Warrant may be exercised, in whole or in part, by the Holder hereof with respect to Shares that are vested by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder hereof as soon as possible and in any event within ten (10) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such ten (10) day period.

     3. Stock Fully Paid. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     4. Adjustment of Warrant Price and Number of Shares. The Warrant Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, or its parent corporation, shall duly execute and deliver to the Holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers, consolidations, transfers, amendments and waivers.

          (b) Subdivision or Combination of Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its outstanding shares of common stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Stock Dividends and Other Distributions. If the Company, at any time while this Warrant remains outstanding and unexpired, shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the common stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of common stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (e) Conversion of Shares. In the event that all of the authorized and outstanding shares of common stock are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles of Incorporation or otherwise, or the common stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the common stock is so redeemed or converted, reclassified or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of common stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the common stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Warrant Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Warrant Price of the maximum


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

number of Shares for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of Shares for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

     5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed to the Holder of this Warrant within ten (10) days of the event requiring the adjustment.

     6. Fractional Shares. No fractional shares of common stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the common stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7. Compliance with Securities Act; Transferability and: Disposition of Warrant or Shares.

          (a) Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares issuable upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any shares of common stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "ACT"). If at the time of any exercise or transfer of this Warrant or transfer of any of the Shares issued upon exercise of this Warrant, such securities have not been registered under the Act and are not eligible for sale without registration under Rule 144 of the Act, the Company may require as a condition to allowing such exercise or transfer, that the Holder of such securities furnish to the Company an opinion of counsel or such other information as is reasonably necessary to establish that such exercise and/or transfer may be made without registration under the Act. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. IN ADDITION, NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

          (b) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including, if the transfer is being made other than in a transaction registered under the Securities Act or exempt from registration under Rule 144, the delivery of investment representation letters and, if the transfer is being made other than in a transaction registered under the Securities Act, the delivery of legal opinions satisfactory to the Company, if requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered Holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. On surrender of this Warrant for exchange or transfer, properly endorsed on the assignment form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations and assignments and transfers contained herein, the Company, at its expense, shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (c) Disposition of Shares. With respect to any offer, sale, transfer or other disposition of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such holder, reasonably satisfactory to the Company and its legal counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act or any other federal or state securities laws) of such Shares and indicating whether or not under the Securities Act, certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of such Shares, all in accordance with the terms of the notice delivered to the Company. Each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144(k)) shall bear a restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection in order to ensure compliance with such transferability restrictions.

     8. Rights as Stockholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of common stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to


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

stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9.   Right to Convert Warrant into Shares; Net Issuance.

          (a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into shares of common stock as provided in this Section 9 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of fully paid and nonassessable shares of common stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as hereinafter defined), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date by (Y) the fair market value of one share of common stock on the Conversion Date.

Expressed as a formula, such conversion shall be computed as follows:

                                         B-A
                                    X = -----
                                          Y

Where:    X = The number of shares of common stock that may be issued to
              Holder.

          Y = The fair market value ("FMV") of one share of common stock.

          A = The aggregate Warrant Price (i.e., Converted Warrant Shares x
              Warrant Price).

          B = The aggregate FMV (i.e., FMV x Converted Warrant Shares).

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. All references in this Warrant to an "exercise" of the Warrant shall include an exchange pursuant to this Section 9.

          (b) Method of Exercise. The Conversion Right may be exercised, in whole or in part, by the Holder hereof by the surrender of this Warrant at the principal office of the Company together with a duly executed notice of exercise substantially in the form attached hereto as Exhibit A-2, specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares of common stock subject to this Warrant that are being surrendered (referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid notice of exercise, or on such later date as is specified therein (the "CONVERSION DATE"), and, at the election of the Holder hereof, may be made contingent upon the closing of the sale of the Company's common stock to the public in a public offering pursuant to a Registration Statement under the Act (a "PUBLIC Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares of common stock remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty days following the Conversion Date.

          (c) Determination of Fair Market Value. For purposes of this Section 9, "fair market value" of a share of common stock as of a particular date (the "DETERMINATION DATE") shall mean:

               (i) If traded on a securities exchange or The Nasdaq Stock Market, the fair market value of the common stock shall be deemed to be the average of the closing or last reported sale prices of the common stock on such exchange or market over the thirty day period ending five business days prior to the Determination Date;

               (ii) If otherwise traded in an over-the-counter market, the fair market value of the common stock shall be deemed to be the average of the closing ask prices of the common stock over the thirty day period ending five business days prior to the Determination Date.

     10. Reservation of Common Stock. The Company hereby covenants that at all times until expiration of this Warrant there shall be reserved for issuance and delivery such number of shares of common stock as are from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or by facsimile transmission to each such holder at its

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address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant, or at such other address as either party may designate by ten days' advance written notice to the other party. Any notice given by personal delivery shall be deemed to be received by a party at the time of delivery. Any notice given by certified or registered mail shall be deemed to be received by a party two (2) days after delivery of such notice. Any notice given by facsimile transmission shall be deemed to be received by a party when the appropriate facsimile transmission acknowledgement is received.

     13. Binding Effect on Successors. Until the issuance of any new warrant required to be issued under Section 4(a), this Warrant shall be binding upon any corporation that issues securities in exchange for securities of the class issuable upon exercise of this Warrant in connection with any merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. Upon request of the holder hereof, the Company will, at the time of the exercise of this Warrant, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     14. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California without regard to its choice of law rules.

     17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder hereof (in the case of a breach by the Company) or the Company (in the case of a breach by the Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     18. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     19. No Impairment of Rights. The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of common stock upon exercise of this Warrant.

     20. Severability. If any term, provision, covenant, or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     21. Entire Agreement. This Warrant, together with the exhibits, schedules and appendices hereto, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understandings of the parties hereto in respect of the subject matter contained herein.

     22.  Notices of Record Date. In case:

          (a) the Company shall take a record of the holders of its common stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

          (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's capital stock are to receive stock, securities or property of another corporation; or

          (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

          (d)  of any redemption or conversion of all outstanding common stock;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of common stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of common stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least seven (7) days prior to the date therein specified.

Date of Warrant:  December 4, 2000











ACKNOWLEDGED AND AGREED:

ONSTAR CORPORATION                         NUANCE COMMUNICATIONS, INC.


By: /s/ F.H. COOKE                         By: /s/ RONALD A. CROEN
    --------------------------------          --------------------------------
    F.H. Cooke, Vice President,               Ronald A. Croen, President & CEO
    Commercial Development

                                    EXHIBIT A

                       PRESS RELEASE ANNOUNCING AGREEMENT

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE


To:      NUANCE COMMUNICATIONS, INC.

     1. The undersigned hereby elects to purchase ________ shares of ________________ of NUANCE COMMUNICATIONS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                       ----------------------------------
                                     (Name)


                       ----------------------------------
                                    (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.



                                        ------------------------------------
                                        Signature


                                        ------------------------------------
                                        Date

                                   EXHIBIT A-2

              NOTICE OF EXERCISE OF NET ISSUANCE CONVERSION RIGHTS

To:      NUANCE COMMUNICATIONS, INC.

     1. The undersigned, the registered Holder of the Warrant delivered herewith (the "WARRANT"), hereby elects to exercise the Conversion Right (as defined in Section 9 of the Warrant) as provided herein. __________ shares subject to the Warrant are being surrendered hereby in exercise of the Conversion Right. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 9(a) of the Warrant, which requires the use of the "fair market value" of the Company's stock. As of the Determination Date (as defined in the Warrant), the "fair market value" of one share of common stock shall be determined in the manner provided in Section 9(c) of the Warrant, which amount has been determined by the undersigned (or agreed to by the Holder of the Warrant and NUANCE COMMUNICATIONS, INC.) to be $_____ per share. Therefore, ___________ shares are to be issued to the undersigned pursuant to this exercise.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:



                       ----------------------------------
                                     (Name)


                       ----------------------------------
                                    (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule l.



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                                        Signature


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                                        Date


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                                   SCHEDULE 1

                       INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company: NUANCE COMMUNICATIONS, INC.

Security:

Amount:

Date:

     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     1. The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

     3. The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that except as specifically agreed in writing the Company is under no other obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     4. The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the


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Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified volume limitations stated therein.

     5. The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

     6. The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


Date:  _______________, ________


                             HOLDER:

                             Entity:
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                             By:
                                  ----------------------------------------------

                             Print Name:
                                        ----------------------------------------

                             Title:
                                   ---------------------------------------------



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